UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

(d)           On September 25, 2012, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Limoneira Company (the “Company”), the Board elected Scott S. Slater as a Class II Director to fill the vacancy created by the Amendment of Bylaws (as defined below). Mr. Slater has not been designated as a member of any committee of the Board at this time. Mr. Slater will serve as a director until the Annual Meeting of Stockholders to be held in 2013.

Mr. Slater currently serves as the President and General Counsel of Cadiz Inc., a Los Angeles-based land and water resource management company which owns approximately 45,000 acres of land in three areas of eastern San Bernardino County, California. For 27 years, Mr. Slater’s practice has been focused on litigation and the negotiation of agreements related to the acquisition, distribution, and treatment of water. He has served as lead negotiator on a number of important water transactions, including the negotiation of the largest conservation-based water transfer in United States history on behalf of the San Diego County Water Authority. Mr. Slater is also the author of California Water Law and Policy, the state’s leading treatise on the subject, and has taught water law and policy courses at University of California, Santa Barbara, Pepperdine University, and the University of Western Australia, among others. Additionally, Mr. Slater is a shareholder in Brownstein Hyatt Farber Schreck, where he leads the national water practice.

The Board has affirmatively determined that Mr. Slater qualifies as an independent director pursuant to the provisions of NASDAQ Rule 5605(a)(2).

Section 5	Corporate Governance and Management
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)            On September 25, 2012, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board approved, ratified and adopted an amendment of the bylaws (the “Amendment of Bylaws”) to increase the number of directors of the Company from ten to eleven. The text of the Amendment of Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to Amended and Restated Bylaws

99.1	Press release dated October 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2012	LIMONEIRA COMPANY

	By:	/s/ Harold S. Edwards

Harold S. Edwards
President and Chief Executive Officer